Exhibit 10.1

                     WINCHESTER INTERNATIONAL RESORTS, INC.
                       1802 NORTH CARSON STREET, SUITE 108
                           CARSON CITY, NEVADA, 89701
                               PHONE: 702-685-9009


                          AGREEMENT AND PLAN OF MERGER

In exchange for USD $10 (ten U.S. dollars), in hand paid by each Party hereto to each other Party hereto, together with the mutually agreed receipt of other good, valuable, and legally sufficient consideration by each Party hereto from each other Party hereto, this AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is mutually agreed, executed, and entered into as of September 2, 2010, by and between Winchester International Resorts, Inc., a Nevada corporation ("WIR"), Lake W Holdings, Inc., a Colorado corporation ("LWH"), and Northstar Global BT ("NGBT"), a Nevada business trust (as the sole shareholder of LWH). NGBT, WIR, and LWH may be referred to herein, separately, as a "Party," and they may be referred to herein, collectively, as the "Parties." WIR and LWH may also be referred to herein, collectively, as the "Constituent Corporations."

                                    RECITALS

A. LWH was incorporated on November 22nd 2004. Its current authorized capital stock consists of:

     i.   1,000,000 Class A Stock issued and outstanding

     ii.  10,000 Class B Stock authorized with none outstanding

     iii. 1,000,000 Preferred Shares authorized with none outstanding

B. WIR was incorporated on August 18th 2003. Its authorized capital stock consists of:

     i. 75,000,000,000 Class A Stock authorized, with approximately 10,500,000,000 issued and outstanding on a fully diluted basis, including the potential exercise of all outstanding warrants, rights, and options.

C. The respective Boards of Directors of LWH and WIR deem it advisable and to the advantage of each of the Constituent Corporations that LWH merge with, and into, WIR upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of affecting a monetary benefit for each of the Constituent Corporations.

D. The Boards of Directors, and / or their duly empowered and authorized representatives, of each of the Constituent Corporations have approved this Merger Agreement.

NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that LWH shall merge with and into WIR on the following terms, conditions, and other provisions:

1.   MERGER AND EFFECTIVE TIME
     At the Effective Time (as defined below), LWH shall be merged with and into WIR (the "Merger"), and WIR shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business (5:00 P.M.) on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, are filed with the Secretary of State of the State of Colorado (the "Effective Time"), such filing to occur on the first business day following the special shareholders meeting of the shareholders of WIR, as is contemplated below at paragraph

2.   EFFECT OF MERGER
     At the Effective Time, the separate corporate existence of LWH shall cease; the corporate identity, existence, powers, rights and immunities of WIR as the Surviving Corporation shall continue unimpaired by the Merger; and WIR shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and


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                     WINCHESTER INTERNATIONAL RESORTS, INC.
                       1802 NORTH CARSON STREET, SUITE 108
                           CARSON CITY, NEVADA, 89701
                               PHONE: 702-685-9009


         purpose, and be subject to all the debts, liabilities, obligations, restrictions, and duties of LWH, all without further act or deed.

3.   GOVERNING DOCUMENTS
     At the Effective Time,

     i. the Certificate of Incorporation of LWH in effect immediately prior to the Effective Time shall be amended and restated by virtue of the Merger to notify the Secretary of State of the State of Colorado, so that the neither the company LWH nor its Certificate of Incorporation survive the Merger, and

     ii. the Certificate of Incorporation and / or Bylaws of WIR, as may be required or appropriate, in effect immediately prior to the Effective Time, shall be amended and restated by virtue of the Merger as approved by the Board of Directors of WIR, such that: a) WIR shall be re-domiciled and shall become a Wyoming company; b) the authorized Class A Stock shall be increased to 150,000,000 shares; c) a preferred Class B Stock of 100,000 authorized shares shall be created (having a par value of USD $0.00001), the only rights of which shall be Super Voting rights wherein each Class B share is granted the right to cast a vote, in any vote in which the Class A shares are authorized to vote, which is a multiple of each authorized Class A share (whether issued or not), such multiple to vary as necessary (even if the number of authorized Class A shares should be increased), the effect of which variance (if any) is that the Class B shares (in total, as a class) may always cast votes (on any issue in which the Class A shares are entitled to vote), equal to two (2) times or 200.0% of the amount of the (total of) number of the authorized Class A shares, and wherein all (100.0%) of the authorized Class B shares shall be sold to the Colindo Trust for cash (at the purchase price of the par value thereof) as of the Effective Time; and d) a preferred Class C Stock shall be created, consisting of 25,000,000 authorized shares having a par value of USD $0.00001, the same to be held in treasury, wherein the terms and conditions and preferences afforded to the shares of such Class C stock, may be set by the Board of Directors of WIR from time to time, without any requirement that the Class C shares issued at any given time have the identical rights of Class C shares issued at a different time. The Class C shares shall be issued at such time(s), and upon such terms and conditions, as the Board of Directors of WIR sees fit, in its sole discretion, without any requirement of shareholder approval in respect of any issuance of any of the Class C shares.

     iii. The name of the Surviving Corporation shall be changed to Winchester Resources, Inc. (if available - or to Winchester Minerals, Inc. or similar, as may be available), and all reasonable efforts will be made to retain the stock symbol WNCH, such that the existing DTC eligibility and DTC registration may be maintained, if possible.

     iv. Other terms and conditions governing this Merger Agreement and / or the relationship of the signatories / parties are set forth in a separate / additional agreement between the signatories / parties dated September 2, 2010.

4.   DIRECTORS AND OFFICERS
     At the Effective Time, the directors of WIR shall be and become the directors of the Surviving Corporation, and the officers of WIR shall be and become the officers (holding the same offices) of the Surviving Corporation after the Effective Time and shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, a special shareholders' meeting will be held, and the agenda shall include, inter-alia, the election of new officers and directors of the Surviving Corporation. Such


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                     WINCHESTER INTERNATIONAL RESORTS, INC.
                       1802 NORTH CARSON STREET, SUITE 108
                           CARSON CITY, NEVADA, 89701
                               PHONE: 702-685-9009


         shareholders' meeting shall be the first order of business of the Surviving Corporation, and no resolution(s) of the Board of Directors of WIR shall be passed by the Board of Directors of WIR prior to such elections and the qualification and installation of the new officers and directors of the Surviving Corporation. Further, any resolution granting any shares or options or warrants or rights which might result in the issuance of any shares of WIR, whether for services or otherwise, which are or have been adopted by WIR since the date of July 1, 2010, are subject to review, alteration, amendment, and / or revocation by the Board of Directors of the Surviving Corporation.

5.   CONVERSION OF SHARES OF LWH
     At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders,

     i. each share of LWH Class A Stock issued and outstanding immediately prior thereto shall be converted into: a) that number of fully paid and non-assessable shares of WIR Class A Stock which is equal to nine
          (9) times the then issued and outstanding WIR Class A Stock immediately prior to such issuance to LWH's shareholders (assuming all options and warrants and rights to receive WIR Class A Stock have been exercised, i.e., on a fully diluted basis). The intended effect is that the now existing shareholders of WIR shall hold, following the merger, 10.0% of the Class A shares of the Surviving Corporation.

     ii. all LWH Class B Stock and all LWH Preferred Shares immediately prior thereto shall be cancelled, nonexistent, and invalid, and no rights of any such shares shall survive.

     Shares of WIR Class A Stock issued in the Merger upon conversion of shares of LWH Common Stock, respectively, shall by virtue of the Merger, continue to be subject to the same contractual restrictions on transfer, rights of repurchase, vesting and other provisions, if any, to the same extent as were applicable immediately prior to the Effective Time to the shares of LWH Class A Stock so converted. Continuous employment or existing option agreements with LWH will be credited to holders of LWH Class A Stock for purposes of determining the vesting of shares of WIR Class A Stock subject to exercise under any converted LWH option rights at the Effective Time.

6.   EXISTING SHARES OF WIR
     At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, all of the previously issued and outstanding shares of WIR Class A Stock, that were issued and outstanding prior to the Effective Time shall remain intact, under current ownership, without a change of status. All shares provided for conversion for the appropriate shares of LWH, by virtue of the Merger and without any further action on the part of the Constituent Corporations, unless dictated by existing agreements, will be converted from shares currently held by WIR, of WIR Class A Stock held in the Treasury Account of WIR.

7.   STOCK CERTIFICATES

     At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of LWH Class A Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of WIR Class A Stock into which such shares of LWH Class A Stock are converted as provided herein. The registered owner on the books and records of LWH of any such outstanding stock certificate for LWH Class A Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to WIR or its transfer agent, be entitled to exercise any


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                     WINCHESTER INTERNATIONAL RESORTS, INC.
                       1802 NORTH CARSON STREET, SUITE 108
                           CARSON CITY, NEVADA, 89701
                               PHONE: 702-685-9009


     voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of WIR Class A Stock evidenced by such outstanding certificates as provided above.

8.   ASSUMPTIONS OF OPTIONS AND WARRANTS
     No LWH warrants or options exist or existed prior to the Effective Time, therefore no conversion to WIR Class A Stock is necessary or authorized for any options or warrants claims that may arise in relation to LWH.

9.   FRACTIONAL SHARES
     No fractional shares of WIR Class A Stock will be issued in connection with the Merger.

10.  EMPLOYEE BENEFIT PLANS
     No LWH Employee Benefit Plans exist or existed prior to the Effective Time, therefore no obligation to retain, continue, or offer such plan will transfer to WIR.

11.  FURTHER ASSURANCES
     From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of LWH, such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of LWH, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of LWH, or otherwise, are to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

12.  AMENDMENT
     At any time before the Effective Time, this Merger Agreement may be amended, modified, or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the majority shareholders of LWH and / or the majority shareholders of WIR; provided, however, that any amendment made subsequent to the adoption of this Merger Agreement by the majority shareholders of LWH or the majority shareholders of WIR shall not:

     i. alter or change the amount or kind of shares, securities, cash, property and / or rights to be received in exchange for or upon conversion of any shares of any class or series of LWH;

     ii.  alter  or  change  of  any  of  the  terms  of  the   Certificate   of
          Incorporation or by-laws of the Surviving Corporation to be effected by the Merger as contemplated herein, or

     iii. alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of LWH or WIR.

13.  CONDITIONS
     The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by the majority vote of the shareholders of LWH and by the majority (or other requisite percentage) vote of the shareholders of WIR, prior to or at the Effective Time. WIR shall send a formal notice of a special shareholders meeting to consider such approval (by mail, in the manner as is required or permitted by WIR's bylaws), such special shareholders' meeting of the WIR shareholders to be held at 10:00 A.M. on the first day following the required legal notice period in respect of a special shareholders meeting, such period to be computed from the first day following the mailing of the notice of such meeting. Such mailing of the notice of said meeting shall be effected by


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                     WINCHESTER INTERNATIONAL RESORTS, INC.
                       1802 NORTH CARSON STREET, SUITE 108
                           CARSON CITY, NEVADA, 89701
                               PHONE: 702-685-9009


     the officers and directors of WIR to all of its shareholders of record, and shall contain the appropriate record date and eligibility requirements for voting at such meeting, on the first (1st) business day following the date of the execution of this Merger Agreement. The Board of Directors and management of WIR shall recommend a "yes," vote in respect of this Merger Agreement to the WIR shareholders.

14.  ABANDONMENT
     This Merger Agreement is subject to final review and due diligence being conducted by LWH, including confirmation of representations made by WIR, and may be terminated and the Merger abandoned by the Board of Directors of LWH based upon such final review and due diligence.

15.  TAX-FREE REORGANIZATION
     The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368 (a) (1) (F) of the Code.

16.  GOVERNING LAW
     This Merger Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, without reference to the principles of conflicts of law or choice of laws, and such law would apply in all matters relating to the internal affairs of WIR and the Merger. Following the Merger, the controlling law will be that of the domicile of WIR, i.e, Wyoming (following the redomiciliation of WIR).

17.  COUNTERPARTS
     In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same legal document and instrument. Any duly executed counterpart hereof transmitted electronically shall be legal, valid, and binding upon the Party(ies) who signed the same.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed on the date and year first above written.

LAKE W HOLDINGS, INC.                    WINCHESTER INTERNATIONAL RESORTS, INC.


By: T.R. Hughes, President               By: Veryl E. Norquay, President, CEO, &
                                             Chairman of the Board of Directors

NORTHSTAR GLOBAL BT

By: T.R. Hughes, Trustee


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               AGREEMENT REGARDING ADDITIONAL TERMS AND CONDITIONS
                                OF MERGER BETWEEN
                     WINCHESTER INTERNATIONAL RESORTS, INC.
                                       AND
                             LAKE W. HOLDINGS, INC.


THIS AGREEMENT REGARDING ADDITIONAL TERMS AND CONDITIONS OF MERGER BETWEEN WINCHESTER INTERNATIONAL RESORTS, INC. AND LAKE W. HOLDINGS, INC., hereinafter the "Additional Agreement" is entered into this 2nd day of September, 2010, by and between Winchester International Resorts, Inc. (WIR), a Nevada corporation, Lake W. Holdings, Inc. (LWH), a Colorado corporation, and Northstar Global BT
(NGBT), a Nevada business trust, as the sole shareholder of LWH. NGBT, WIR, and LWH may be referred to herein, separately or individually, as a "Party," and they may be referred to herein, collectively, as the "Parties." WIR and LWH may also be referred to, collectively, as the "Constituent Corporations."

In consideration of USD $10 (ten U.S. dollars), in hand paid by each Party hereto to each of the other Parties hereto, together with the mutual exchange and receipt of the additional consideration by and between the Parties as recited in that certain "Agreement and Plan of Merger," dated September 2, 2010, as to which this Additional Agreement is to be deemed a part and parcel thereof and incorporated therein by this reference, the Parties' hereby represent, warrant, covenant, and agree as follows:

1. NGBT agrees to vend or cause to be vended into WIR, each by way of a tax-free plan of reorganization within the meaning of Section 368 (a) (1)
     (F) of the Code:

     A. Two, contiguous, (2) Bureau of Land Management (BLM) placer mining claims located in Washoe County, Nevada, now owned by LWH, namely the Adders #30 and Adders #31 claims, also known and identified as NMC numbers 1006222 and 1006223, respectively. The Parties agree that NGBT shall receive in the merger, Class A WIR (voting / participating / common) Shares, having an agreed value of USD $5 per Class A share (computed and issued at twenty-five per cent (25.0%) of the claims' in-ground precious metals values as of August 29, 2010, but as subsequently determined by an NI 43-101 report which the Parties agree shall be secured by WIR immediately following the merger / acquisition of the Adders #30 and the Adders #31 claims. NGBT and LWH represent and warrant that LWH has no liabilities and will have no liabilities at the time of the merger, and that the only assets owned at the time of the merger will be the two (2) above referenced BLM mining claims and a checking account with a very nominal balance, which will be closed or maintained as WIR may determine. The Parties agree that the number of authorized Class A Shares may need to be increased to allow WIR to issue to NGBT the so computed number of Class A Shares of WIR. The Parties further agree that the Class A Shares of WIR to be issued to NGBT will, immediately upon issuance in the name of NGBT placed into a mutually agreed third party escrow pending the receipt of the NI 43-101 report on the two (2) mining claims, at which time the number of Class A Shares will be determined and either additional shares will be (authorized and) issued, as necessary, or the appropriate number of shares then held in escrow will be cancelled. In either event, the escrow will be terminated and the appropriate number of Class A shares will be delivered to NGBT.

     B. Seventeen (17), contiguous, BLM lode mining claims located in San Bernardino County, California, now owned by NGBT, namely the El Dorado claims numbers 1 through 9, inclusive, also known and identified as CAMC numbers 0290834 through 0290942, respectively, the El Dorado


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          claims numbers 10 through 12, inclusive,  also known and identified as
          CAMC numbers 0293895, 0293896, and 0293583, respectively, and the King of California claims, numbers 1 through 5, inclusive, also known and identified as CAMC numbers 0295541 through 0295545, respectively. The Parties agree that NGBT shall receive in the merger, Rule 144 restricted, Class A WIR (voting / participating / common) Shares, having an agreed exchange value of the greater of the then current average of the closing bid prices for the last thirty (30) trading days, or USD $5, per Class A share (computed and issued at twenty-five per cent (25.0%) of the claims' in-ground precious metals values as of the date the merger to acquire such claims is completed, but as subsequently determined by an NI 43-101 report which the Parties agree shall be secured by WIR immediately following the merger / acquisition of the El Dorado and King of California claims. The Parties agree that the number of authorized Class A Shares may need to be increased to allow WIR to issue to NGBT the so computed number of Class A Shares of WIR. The Parties further agree that said claims may be owned by up to three different subsidiaries of NGBT, and that, at NGBT's discretion, the three mergers in which the said claims are acquired, may be accomplished in the order and at the times as elected by NGBT, but that the period during which all of such claims are vended (by merger) into WIR shall not exceed eighteen (18) months.

     C. NGBT agrees to, in good faith, make best efforts to secure and vend into WIR, in exchange for a license fee and continuing royalties as negotiated by NGBT from the inventor, a license to certain Water Recovery Technology for processing and recovering precious metals from water, such license to be secured initially from the inventor, namely Robert I. Caddell.

     D. NGBT agrees to, in good faith, make best efforts to secure and vend into WIR, in exchange for a license fee and continuing royalties as negotiated by NGBT from the inventor, a license to certain TMBT Reactor Technology for processing and recovering precious metals, such license to be secured initially from the inventor, namely Robert I. Caddell.

     E. NGBT agrees to, in good faith, make best efforts to secure and vend into WIR, additional mining properties from time to time. The Parties agree that NGBT shall receive in any such merger, Rule 144 restricted, Class A WIR (voting / participating / common) Shares, having an agreed exchange value of the greater of the then current average of the closing bid prices for the last thirty (30) trading days, or USD $5, per Class A share (computed and issued at twenty-five per cent (25.0%) of the claims' in-ground precious metals values as of the date the merger to acquire such claims is completed, but as subsequently determined by an NI 43-101 report which the Parties agree shall be secured by WIR immediately following the merger / acquisition of any such mining properties. The Parties agree that the number of authorized Class A Shares may need to be increased to allow WIR to issue to NGBT the so computed number of Class A Shares of WIR.

2. NGBT will "sell at par," or "donate," as may be appropriate, up to thirty per cent (30.0%) of the (then issued) Class A shares (i.e, currently anticipated to be up to 31,500,000 shares) back to the treasury of WIR, in order that WIR may issue same to Auctus Private Equity Fund, LLC (and / or such other Party(ies) as the Board of Directors of WIR may determine), wherein said shares are to be registered and / or sold pursuant to a Form S registration statement, pursuant to an appropriate Form S registration statement of such shares. NOTE: When the NI 43-101 reports are issued (as contemplated above), it is likely that additional Class A Shares of WIR will be required to be issued to NGBT, but the Parties agree that Class A Shares of WIR initially issued to NGBT will be cancelled by WIR and returned to treasury if the NI 43-101 report(s) indicate less than a value of USD $472,500,000 in Class A Shares are to be issued to NGBT in respect of the Adders #31 and Adders #31 values (i.e., if less than 94,500,000


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     shares  are to be issued at the  agreed  value of USD $5 per share when the number of shares is computed based on twenty-five per cent (25.0%) of the "in-ground" values as reflected in the NI 43-101 report).

3. The Parties agree that WIR, following the initial merger with LWH, shall agree to retain Veryl E. Norquay, and Veryl E. Norquay, by his signature hereon, agrees to be so retained and to provide the services herein contemplated, beginning on the effective date of the merger between WIR and LWH to act as a marketing / fund raising consultant and to immediately raise (in his capacity as a corporate officer, not as a securities broker) in the minimum amount of USD $850,000 (eight hundred fifty thousand U.S. dollars) as and for operating capital for WIR, via the issuance of promissory note(s) by WIR, wherein the lender(s) shall have an option to convert their note(s) to WIR Class A Shares (restricted under rule 144) as held by NGBT at a conversion price to be determined in good faith between NGBT and Veryl E. Norquay, wherein NGBT would receive the WIR note(s) from the lender(s) in exchange for the "X," amount of WIR Class A Shares upon conversion by the lenders. Veryl E. Norquay shall be authorized to be paid a fixed consulting fee of USD $200,000 (two hundred thousand U.S. dollars) plus expenses as mutually agreed or pre-approved by the (new) Board of Directors of WIR after the merger of WIR and LWH, plus a commission or success fee for such (marketing / fund raising) services equal to ten per cent (10.0%) of the cash raised by Veryl E. Norquay pursuant to the terms of this paragraph 3, such fixed consulting fee to be paid pro-rata from the appropriate additional percentage of the funds raised by Veryl E. Norquay for WIR. WIR and Veryl Norquary (by his signature hereon) agree that they shall mutually waive any conflict of interest in respect of the consulting services contemplated in this paragraph 3, and those contemplated vis-a-vis Veryl E. Norquay's also acting as the President of WIR (per paragraph 4, below).

4. The Parties agree that WIR, following the initial merger with LWH, shall retain or employ Veryl E. Norquay, as the President of WIR for a term of two (2) years, who shall serve in such capacity in good faith at no charge or cost to WIR except actual out of pocket expenses incurred for the benefit of WIR in good faith and as pre-approved by the new Board of Directors of WIR following the merger of WIR and LWH, such expenses to include, inter alia, a milage allowance / reimbursement at the maximum rate per mile permitted by the Internal Revenue Service for use of the personal automobile of Veryl E. Norquay for WIR business travel, and the payment / reimbursement of a private phone line and internet services, including long distance charges in the residence of Veryl E. Norquay, and Veryl E. Norquay by his signature hereon, agrees to be so retained and to perform such services for WIR for such period, beginning on the effective date of the merger between WIR and LWH. Beginning as of the date of the second anniversary of the date of the merger, Veryl E. Norquay may be retained annually to serve as President of WIR upon the mutual agreement of WIR and Veryl E. Norquay, with the annual salary for year(s) three (3) and later to be USD $100,000 per annum, plus cost of living increases per the U.S. Government index thereof upon any such further annual renewal, wherein the annual salary is to be paid annually in arrears (or a proportionate part thereof if services are not received by WIR for the full year for any reason). If such salary is not paid in cash to Veryl E. Norquay (or his estate or legal representative as may be applicable) when due (i.e., annually in arrears, on each anniversary date of the merger between WIR and
     LWH), the salary due shall be "paid," in Rule 144 (restricted) shares, issued at a value equal to the greater of fifty per cent (50.0%) of the average closing bid price for the last thirty (30) trading days prior to the issuance thereof, or such other (greater) percentage of market value as is permitted by the Securities and Exchange Commission regulations. Veryl
     E. Norquay, by his signature hereon in his capacity as President of and as a director of WIR, also agrees personally to, and shall be personally bound by and personally perform the duties required of him as per the terms of paragraphs 3 and 4 of this Additional Agreement.


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
5. The Parties agree that WIR shall not be debt free as of the date and time of the merger between WIR and LWH, that WIR shall remain liable for and shall pay the same following the merger of WIR and LWH, and that a list of the outstanding debts and payables of WIR is attached hereto as Exhibit "A. WIR shall utilize a portion of the funds to be raised by Veryl E. Norquay as contemplated in paragraph 3., above, to pay the outstanding debt and payables.

6. In respect of the contract which WIR has executed wherein it has agreed to purchase a fifty-one per cent (51.0%) interest in Factory Outlet Trailers, Inc. (FOT), the Parties agree that WIR shall assign said contract (subject to and upon approval of such assignment by the owners / sellers of the 51.0% interest in FOT, namely, Mr. David Chuchmuch and Mrs. Vickie Chuchmuch), to a private (non-publicly traded, company (Newco) although the owners of Newco may elect to take Newco public or merge with a public company). The owners of Newco shall be (exclusively and ratably, in proportion to their current holdings of WIR shares) the current shareholders of WIR, including Mr. and Mrs. Chuchmuch, which (current) shareholders of WIR will thus own 51.0% of FOT in and through the auspices of the (initially) private company, Newco. WIR shall provide a loan to Newco, to be funded at such times and in such amounts as is appropriate and timely such that the payment obligations to acquire the 51.0% interest in FOT from Mr. and Mrs. Chuchmuch are met (whether as now agreed and specified in the existing agreement, or as may be re-negotiated), provided however, that there shall be no default possible or declared vis-a-vis the obligations of WIR to fund such loan until after WIR can make "draws," i.e., sell stock to Auctus (or other parties) pursuant to an S-1 Registration with the Securities and Exchange Commission, which registration WIR agrees to undertake immediately. The Parties acknowledge and agree that the registration process may take 90 to 120 days, and WIR shall ensure that Mr. and Mrs. Chuchmuch approve the assignment of the agreement from WIR to Newco with this proviso included. Said loan shall be at the U.S. Prime rate plus two per cent (2.0%), and shall be fixed as of the date of the first advance of loan proceeds from WIR to Newco. Said loan shall be secured by the shares of FOT owned by Newco, the same to be endorsed in blank and pledged into a mutually agreed third party attorney's escrow account. No repayment obligations will be due to WIR until the full amount of the loan has been funded (i.e., until the sellers have been paid in full), and the repayment obligations of Newco (or its successor in interest) shall be computed as of the date the final installment of the loan funding is made, wherein any interest then accrued shall be converted to principal, and said principal amount shall be amortized in a straight line amortization schedule with monthly payments over a one hundred twenty
     (120) month period, with payments to be due monthly in arrears. In the event of any default which remains uncured after a thirty (30) day notice period, the loan may be accelerated, and if the full amount of the loan (including all accrued but unpaid interest) is not paid within thirty (30) days after the note has been accelerated, the stock held in escrow representing a 51.0% interest in FOT shall be delivered forthwith to WIR, and WIR may assume control of FOT. There shall be a negative covenant such that Newco (or its successor) shall not, prior to the repayment in full of the loan from WIR, sell the assets (or any of them) constituting the FOT business enterprise and business assets, and shall not pledge or hypothecate the same except upon commercially competitive terms, and unless the proceeds of same are in good faith used exclusively for the expansion and / or operation of FOT pursuant to a reasonable business plan generated in good faith.

     As a condition of the assignment of the purchase contract from WIR to Newco, Mr. and Mrs. Chuchmuch must agree to a twelve (12) month standstill agreement in respect to all of their shareholdings in WIR, whether such shares are free trading or restricted shares, and no sale of any such shares shall be made without the prior written approval of WIR. WIR shall have a first right of refusal to redeem at the market price (defined as the average of the closing bid prices for the last thirty (30) trading days before any such sale) all or any of such shares which Mr. and Mrs.


INITIALS:                    Winchester International Resorts, Inc.  Page 4 of 5

     Chuchmuch wish to sell during the standstill period (as are approved for sale by WIR in its sole and arbitrary discretion). In the event that the sellers (Mr. and Mrs. Chuchmuch) or the current shareholders of WIR do not all agree to the terms of the assignment of the sales contract as herein set forth, WIR shall terminate the contract to purchase FOT and WIR will forfeit the amount(s) it has paid to Mr. and Mrs. Chuchmuch as may be required under the terms of the existing purchase agreement (for the 51.0% interest in FOT by WIR).

7. This document may be executed in counterparts, each of which has only one or more signatures thereon, but all of which shall constitute one and the same legal document. Any duly executed counterpart hereof transmitted electronically shall be legal, valid, and binding upon the Party(ies) who signed the same.

In Witness Whereof, the parties hereto have caused this Merger Agreement to be duly executed on the date and year first above written.

LAKE W HOLDINGS, INC.                    WINCHESTER INTERNATIONAL RESORTS, INC.


By: T.R. Hughes, President               By: Veryl E. Norquay, President, CEO, &
                                             Chairman of the Board of Directors

NORTHSTAR GLOBAL BT

By: T.R. Hughes, Trustee



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